EX-99.23.i(ii)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under No. 2-87490 of PC&J Performance Fund, of our report dated January 26, 2001 incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.

DELOITTE & TOUCHE LLP

Dayton, Ohio
April 27, 2001